Exhibit 10.26
SEVERANCE AGREEMENT AND RELEASE
     This Severance Agreement and Release (“Agreement”) is entered into as of the 10th day of March, 2006 (the “Effective Date”). The parties to this Agreement are Hastings Entertainment, Inc. (“Hastings” or the “Company”) and Dave Moffatt (“Moffatt”).
Recitals
     1. Moffatt was employed by Hastings as Vice President Human Resources and has been separated from the Company effective as of March 10, 2006.
     2. Hastings and Moffatt do not anticipate that there will be any dispute between them or legal claims arising out of Moffatt’s employment or subsequent separation from the Company, but nevertheless desire to settle fully and finally any and all differences, causes of action, claims, or disputes that might otherwise arise out of Moffatts’ employment with the Company.
Agreement
     IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, IT IS AGREED AS FOLLOWS:
1. Continuation of Pay. Hastings will continue to pay Moffatt his regular base salary of $ 135,200 per annum without any break in pay, from March 10, 2006, through September 10, 2007. Payments will be made in equal installments in arrears every two weeks of each month, beginning April 13, 2006, and will be issued through the Company’s payroll less all applicable taxes and withholding. Moffatt will also receive bonuses payable through the period ending September 10, 2007, as if Moffatt was still employed through that date, payable when bonuses earned during that period are paid to other corporate officers. Moffatt shall also be paid for one hundred twenty (120) hours of accrued but unused vacation time, on or before April 13, 2006, and shall also receive the following payments or contributions as of March 10, 2006 with no additional accrual.

ASOP match	$4,786.29
40IK 4th Qtr. match	$475.80
40IK discretionary match	$1,011.52
     The bonus payable for the period beginning August 1, 2007 and ending January 31st, 2008 shall be prorated based upon the number of days between August 1, 2007 and September 10, 2007 that fall within the award period and the total number of days in the award period. All bonuses shall be computed based upon 40% of annual base salary and assume that 100% of the performance targets are met, regardless of actual results.
2. Agreement Confidentiality. Moffatt represents and agrees that the existence, terms and conditions of this Agreement shall be kept strictly and completely confidential subject only to the following exceptions:
A.	Moffatt may tell, on condition of confidentiality, his immediate family, appropriate governmental agencies, such as the Internal Revenue Service, Bankruptcy trustee, his
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investment adviser, attorneys, and accountant; and any other person he is required to tell by law or must do so to effectuate this Agreement.

B.	Moffatt may disclose relevant information regarding the terms and conditions of this Agreement in response to a validly executed and served subpoena or other court order. However, in so responding. Moffatt will advise the court and all interested parties of the existence and substance of this confidentiality agreement and will take all reasonable steps necessary to limit his disclosure of confidential information governed by this Agreement. Moffatt will further advise (in any reasonable manner given the circumstances) Hastings of his receipt of subpoena or court order within three business days.
     The phrase, “terms and conditions of this Agreement” means those terms and conditions that appear on the face of the Agreement and any and all discussions, information and documentation used, generated and/or relied upon in producing this Agreement. Except to the extent necessary to enforce this Agreement, it is further agreed that neither this Agreement nor any part thereof is to be used or admitted into evidence in any proceeding of any character, judicial or otherwise, now pending or hereafter instituted.
     3. Release. In consideration of the severance pay, severance benefits, and other promises contained herein, and as a material inducement to Hastings to enter into this Agreement, Moffatt hereby irrevocably and unconditionally releases, acquits, forever discharges, and agrees to hold harmless Hastings and its agents, assigns, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under, or in concert with any of them (hereinafter “the releasees”), from any and all claims, causes of action, demands or liabilities whatsoever, whether known or unknown or suspected to exist by Moffatt that he ever had or may now have against the releasees, or any of them, including, without limitation, any claims, causes of action, demands, or liabilities in connection with either Moffatt’s employment with the Company or his resignation from the Company. This Agreement expressly covers, but is not limited to, any claims that Moffatt may have raised under any state or federal statutory or common law prohibiting discrimination in employment on the basis of age, gender, disability, race, national origin, religion, “whistleblower” or on any other basis prohibited by law including claims arising under Title VII of the Civil Rights Act of 1964, Section 21.051 of the Texas Labor Code, and the Americans with Disabilities Act, except as otherwise specifically stated herein.
     In addition and in consideration of the promises contained in this Agreement, Moffatt hereby waives, releases and forever discharges, and agrees that he will not in any manner institute, prosecute, or pursue, any complaint, claim, charge, demand, or suit, whether in law or in equity, which asserts or could assert at common law or any statute, rule or any grounds whatsoever, any claim or claims under the federal Age Discrimination in Employment Act, 29 U.S.C. §621et seq., against any one or all of the releasees with respect to any event, matter, claim, damage, or injury, whether known or unknown, arising out of his employment and resignation of employment with the Company and its subsidiaries and/or the execution of this Agreement.
     4. COBRA. Moffatt hereby acknowledges that Hastings or its authorized designee has advised him that pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) he has the right, if Moffatt elects COBRA coverage, to elect continued coverage under the Company’s group health plan at his own expense, provided that Hastings will pay the premium cost of such coverage for Moffatt and his wife for the lesser of (i) six months, or (ii) the date Moffatt becomes eligible for coverage as a full-time employee elsewhere. Such election must be made no later than sixty (60) days after his resignation. Documentation and instructions for making a COBRA election will be subsequently provided to Moffatt in a timely manner.
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     5. No Admission of Fault on Behalf of Hastings. This Agreement shall not in any way be construed as an admission by Hastings, its agents, employees, directors, officers, representatives, or assigns, or its subsidiaries, of any act of wrongdoing whatsoever against Moffatt or any other person.
     6. Complete Agreement. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.
     7. Acknowledgment of Right to Seek Counsel. Moffatt acknowledges that he has a complete and unequivocal right to seek legal advice and/or representation from any attorney of his choice regarding the matters set forth in this Agreement. Moffatt acknowledges that he has either consulted with counsel and is satisfied with the representation he received with respect to this Agreement, or he acknowledges that he has knowingly and voluntarily waived his right to seek legal representation.
     8. Choice of Forum and Venue. The terms of this Agreement shall be construed in accordance with the laws of the State of Texas. Any proceeding brought to enforce or interpret this Agreement shall be brought in Potter County, Texas which shall be the exclusive forum.
     9. Time to Sign and Revoke Agreement. In accordance with the Older Workers Benefit Protection Act, 29 U.S.C. §626(f)(1), Moffatt acknowledges and agrees that he has the right to examine the terms of this Agreement for twenty-one (21) calendar days from the date he first received this Agreement before executing the Agreement, but has chosen to waive the right to any additional time to review the Agreement past the date he has signed it.
     Moffatt understands that for a period of seven (7) calendar days after he executes this Agreement he has the right to revoke it and this Agreement shall not become effective and enforceable until after the passage of this seven day period without Moffatt having revoked it. Non-revocation shall be evidenced by an executed copy of the attached Statement of Non-Revocation. This Agreement may not be revoked after the seven day period.
     10. Confidentiality and Non-Disclosure Following Termination. Moffatt acknowledges and stipulates that: 1) during the time he worked for Hastings, he was placed in a position to become acquainted with Hastings’ Proprietary and Confidential Information (defined below); 2) the use or disclosure of Proprietary and Confidential Information by Moffatt, except as expressly authorized by Hastings, is prohibited and would seriously damage Hastings; 3) in addition to being given access to Proprietary and Confidential Information Moffatt received material benefits as a result of his employment, including compensation and experience; and 4) in addition to the foregoing, Moffatt agrees as follows:
A.	Moffatt and his immediate family shall not, without the prior written consent of Hastings or as required by subpoena or order of a court of competent jurisdiction or governmental body or agency, directly or indirectly:
(i)	disclose, divulge, furnish or make accessible to any person, or copy, take or use in any manner, any of the Proprietary and Confidential Information of Hastings;
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(ii)	take any action that might reasonably or forcseeably be expected to compromise the confidentiality or proprietary nature of any of the Proprietary and Confidential Information of Hastings;

(iii)	fail to follow the reasonable guidelines established by Hastings from time to time and furnished to Moffatt regarding the confidential and proprietary nature of the Proprietary and Confidential Information; or

(iv)	discuss or disclose information relating to his employment or matters or issues relating to the Company.
B.	Moffatt agrees to return all documents, discs, files, software, compilations of information, or any other materials provided or made available to him by Hastings (including all copies of any such material) that contain Proprietary and Confidential Information as defined by this Agreement.

C.	“Proprietary and Confidential Information” means all of the data, documents, materials, information and ideas of Hastings, including, without limitation: any and all applicant and employee records and information, customer and vendor records and information, operation methods and information, marketing information and strategies, accounting and financial information, internal publications and memoranda, goodwill, this Agreement and its contents, computer systems, software, and other matters considered proprietary or confidential by Hastings. Proprietary and Confidential Information shall not include: (i) any information or material that Moffatt can establish has become publicly available; (ii) any information or material required to be disclosed by subpoena or order of a court of competent jurisdiction or government agency or body; or (in) any otherwise confidential information or material that Hastings’ Board of Directors allows to be disclosed by Moffatt, as evidenced by the Board’s written consent for such disclosure.

D.	Subject to the requirements regarding proprietary and Confidential Information, Hastings agrees that Moffatt is not subject to any covenant not to compete.
     11. Assignment of Intellectual Property.
A.	Moffatt agrees that any idea, innovation, concept, useful article, software, program, database, system, modification to an existing system or program, or other analytical tool he created or developed as part of his employment with Hastings (collectively referred to as “Development”) shall be the sole exclusive property of Hastings, and Moffatt agrees that he retains no intellectual property rights in any such Development. As such, Moffatt expressly assigns to Hastings all right, title and interest in any and all Developments, made or conceived solely or jointly by Moffatt, whether or not such Developments are patentable, copyrightable, or protectable in any other manner, that relate in any way to the business or operations of Hastings.

B.	The assignment of any Development only applies to any Development(s) created while Moffatt was employed by Hastings.
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C. To the extent Moffatt claims that any Development was his own intellectual property prior to the date he began his employment with Hastings, Moffatt agrees to list such Development below, with a brief description that is sufficient to allow the parties to easily identify what Moffatt claims as his own. Moffatt claims the following Development(s) as his own creation prior to the date he began his employment with Hastings, and does not assign his right, title and interest in such Development(s) to Hastings:
None

. (Write “NONE” if no prior Developments exist).
     12. Right to Injunctive Relief and Other Remedies. If it is determined that Moffatt has breached any of the covenants contained in paragraphs 3, 10, and 11, Hastings may obtain an injunction prohibiting such breach. Moffatt expressly stipulates and agrees that his obligations under this Agreement are specifically enforceable by temporary and permanent injunctive relief. Moffatt further agrees that Hastings shall not be required to post a bond in order to obtain injunctive relief against Moffatt for violating any of the covenants contained in paragraphs 3,10, and 11, or if a bond is required by law or by any court of competent jurisdiction, Moffatt hereby agrees to a bond in the lowest amount permitted by law. Nothing in this paragraph shall be deemed to deny Hastings the right to seek damages, or any other remedy that may be available, in addition to the injunctive provided herein.
     13. Notices. All communications and notices between the parties hereto shall be given at the following addresses:

Hastings Entertainment, Inc.
c/o ,
3601 Plains Blvd.
Amarillo, Texas 79102

Dave Moffatt
2011 3rd Ave.
Canyon, Tx 79015
Notice under this Agreement will be considered to have been accomplished on the date the party deposits in the United States Mail a copy of the notice at issue, which must be properly addressed using the addresses identified in this paragraph, postage prepaid with adequate postage thereon.
     14. INDEMNITY. MOFFATT AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS HASTINGS AND ITS EMPLOYEES, AFFILIATES, AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, LOSSES, COSTS, ATTORNEYS’ FEES AND/OR DAMAGES OF ANY SORT THAT ARISE OR RESULT FROM THE BREACH OF ANY WARRANTIES OR REPRESENTATIONS MADE IN THIS AGREEMENT.
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     HASTINGS AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS MOFFATT FROM ANY AND ALL LIABILITY, CLAIMS, LOSSES, COSTS, ATTORNEYS’ FEES AND/OR DAMAGES OF ANY SORT THAT ARISE OR RESULT FROM THE PERFORMANCE OF MOFFATT DUTIES CONDUCTED IN GOOD FAITH WHILE ACTING ON HASTINGS’ BEHALF OR THE BREACH OF ANY WARRANTIES OR REPRESENTATIONS MADE BY IT IN THIS AGREEMENT.
     BY SIGNING BELOW, MOFFATT ACKNOWLEDGES THAT HE HAS READ AND CAREFULLY CONSIDERED THIS AGREEMENT AND UNDERSTANDS THAT IT IS A FULL RELEASE OF ALL CLAIMS KNOWN OR UNKNOWN EXCEPT AS STATED HEREIN. MOFFATT ACKNOWLEDGES AND AFFIRMS THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS CONCERNING THIS AGREEMENT AND HE HAS HAD HIS QUESTIONS ANSWERED TO HIS COMPLETE SATISFACTION. MOFFATT ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY.

HASTINGS ENTERTAINMENT, INC.,
a Texas corporation

By:	[ILLEGIBLE]

Title:	Chairman President CEO
on Behalf of the corporation

EMPLOYEE

/s/ Dave Moffatt

DAVE MOFFATT

3-29-06

Date
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     HASTINGS AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS MOFFATT FROM ANY AND ALL LIABILITY, CLAIMS, LOSSES, COSTS, ATTORNEYS’ FEES AND/OR DAMAGES OF ANY SORT THAT ARISE OR RESULT FROM THE PERFORMANCE OF MOFFATT DUTIES CONDUCTED IN GOOD FAITH WHILE ACTING ON HASTINGS’ BEHALF OR THE BREACH OF ANY WARRANTIES OR REPRESENTATIONS MADE BY IT IN THIS AGREEMENT.
     BY SIGNING BELOW, MOFFATT ACKNOWLEDGES THAT HE HAS READ AND CAREFULLY CONSIDERED THIS AGREEMENT AND UNDERSTANDS THAT IT IS A FULL RELEASE OF ALL CLAIMS KNOWN OR UNKNOWN EXCEPT AS STATED HEREIN. MOFFATT ACKNOWLEDGES AND AFFIRMS THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS CONCERNING THIS AGREEMENT AND HE HAS HAD HIS QUESTIONS ANSWERED TO HIS COMPLETE SATISFACTION. MOFFATT ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY.

HASTINGS ENTERTAINMENT, INC., a Texas corporation

By:

Title:

on Behalf of the corporation

EMPLOYEE

/s/ Dave Moffatt

DAVE MOFFATT
Date:	3.29.06
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STATEMENT OF NON-REVOCATION
     By signing below, I hereby verify that I have chosen not to revoke my Agreement to and execution of the “Severance Agreement and Release” dated 4.5.06 between myself and HASTINGS ENTERTAINMENT, INC. My signature below confirms my continued agreement to the terms of that Agreement in all its particulars including my release and waiver of any and all claims relating to my employment and voluntary resignation of employment with HASTINGS ENTERTAINMENT, INC.

/s/ Dave Moffatt	4.5.06
DAVE MOFFATT	Date
Print Name & Title: Dave Moffatt
NOTICE: DO NOT SIGN, DATE OR RETURN THIS DOCUMENT UNTIL EIGHT (8) DAYS AFTER YOU SIGN THE “SEVERANCE AGREEMENT AND RELEASE.”
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